LICENCE AGREEMENT

THIS AGREEMENT made as of the ______ day of March, 2003.
by and between M&K TRUST., a Florida trust (herein referred to as the “Licensor”) and Intelligent Business Systems Group Inc. (IBSG, Inc.), a company incorporated under the laws of Delaware, and having its principal place of business located at 7208 Sandlake Rd, Orlando, Fl 32819(herein referred to as the “Licensee”).

WHEREAS:
The Licensor is the owner of certain proprietary software, intellectual property and certain customer licenses (the "Property").
The parties wish that the Licensor grant a license to the Licensee to utilize the Property and to market and use the Property on the terms and conditions hereinafter set forth;

WHEREAS:

The Licensor further grants the Licensee several existing licenses to be maintained by the Licensee and provide the Licensee all revenue benefits of the licenses;

NOW THEREFORE in consideration of the provisions and mutual covenants herein contained, the parties hereto agree as follows:

1.APPOINTMENT AS LICENSEE

1.1 Grant of License Right. Subject to the provisions herein and for the duration of this Agreement, the Licensor hereby grants to the Licensee the exclusive right and license to utilize and apply the Property throughout the world.
1.2 Recission of License
This License shall be rescinded by Licensor and Licensee when and if the Licensee is sold or is merged into another business entity.

2. LICENCE FEE AND ROYALTY PAYMENTS

2.1 Licensee Assumes Cost of Development and Marketing.
The Licensor and the Licensee agree that so long as this License is in existence, there not be a license fee or royalty other than the Licensee's agreement to pay all costs of the development and marketing of the Property.

2.2 Title to Improvements
All future improvements, changes or developments in and/or to the Property, whether such improvements, changes or developments are designed or created by the Licensor or the Licensee or its employees or agents shall be the property of the Licensor.

3. TERMINATION.

3.1 Termination by Licensor
This Agreement may be terminated immediately by notice in writing given to the Licensee by the Licensor or in the event that the Licensee is aquired or merged with another entity:
3.1.1 If any material change occurs (material changes would be constituted by existing management having less than fifty percent representation on a revised board of directors) in the constitution, management, control or the financial or other circumstances of the Licensee which, in the reasonable opinion of the Licensor is materially detrimental to the interest of the Licensor, and in particular, but without limiting the generality of the foregoing, if any controlling interest in the Licensee is acquired by an entity engaged in any business related to the Property which, in the opinion of the Licensor acting reasonably, is in direct competition with the business of the Licensor or any Affiliate. And in the event of a merger/takeover from a company.
3.1.2 Upon the insolvency, bankruptcy, dissolution or liquidation of the Licensee.

4. GENERAL PROVISIONS

4.1 Law of Delaware
This Agreement shall be governed and interpreted in accordance with the laws of Delaware and the parties agree to submit all disputes arising hereunder to the courts of Delaware.
4.2 Entire Agreement
This Agreement constitutes the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties and there are no general or specific warranties, representations or other agreements by or among the parties in connection with the entering into of this Agreement or the subject matter hereof except as specifically set forth herein.
4.3 Amendments
No erasure of or addition to any portion of this Agreement except filling in of blank spaces and lines shall be binding upon the parties unless it is in writing signed by duly authorized officers of both parties.
4.4 Assignment
The Licensor shall be entitled without restriction to assign the whole or any part of this Agreement. The Licensee may not assign the whole or any part of this Agreement without the Licensor's prior written consent.

IN WITNESS WHEREOF the parties hereto have executed this Agreement on the day and year first above written.

M&K TRUST IBSG, Inc.

By:	/s/ Kim de Beyer-Rivers
Kim de Beyer-Rivers
Trustee M. Rivers, acting CEO